Exhibit 2.1

OPERATING AGREEMENT OF

LODE Payments International LLC

Dated as of December 15, 2020

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OPERATING AGREEMENT OF
LODE PAYMENTS INTERNATIONAL LLC

THIS OPERATING AGREEMENT is made and entered into effective December 15, 2020, by and among LODE (Switzerland) AG, a company formed under laws of Switzerland (the initial member of the Company, the “Initial Member”) and such other Members who become party hereto pursuant to the terms of this Agreement (collectively referred to in this agreement as the “Members”).

Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in Section 1.1.

ARTICLE I. DEFINITIONS

Section 1.1. Definitions.

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Additional Member” means a Person admitted as a Member of the Company as a result of an issuance of Shares to such Person by the Company.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Operating Agreement of LODE Payments International LLC, as it may be amended, modified, supplemented or restated from time to time.

“Beneficial Ownership” shall mean ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Sections 856(h)(1) and/or 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code, provided, however, that in determining the number of Shares Beneficially Owned by a Person, no Share shall be counted more than once. Whenever a Person Beneficially Owns Shares that are not actually outstanding (e.g., shares issuable upon the exercise of an option or the conversion of a convertible security) (“Option Shares”), then, whenever this Agreement requires a determination of the percentage of Outstanding Shares Beneficially Owned by such Person, the Option Shares Beneficially Owned by such Person shall also be deemed to be Outstanding. The terms “Beneficial Owner”, “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Board” means a board of managers constituted in accordance with Section 2.10 and “Board Member” means a member of the Board appointed as provided in such Section.

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“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the District of Columbia shall not be regarded as a Business Day.

“Capital Contribution” means with respect to any Member, the amount of cash and the initial gross fair market value (as determined by the Board in its good faith discretion) of any other property contributed or deemed contributed to the capital of the Company by or on behalf of such Member, reduced by the amount of any liability assumed by the Company relating to such property and any liability to which such property is subject.

“Certificate” means a certificate in such form as may be adopted by the Board, if any, and issued by the Company, evidencing ownership of one or more Shares.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 2.9, as such Certificate of Formation may be amended, supplemented or restated from time to time.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means any Shares of the Company that are not Preferred Shares.

“Company” means LODE Payments International LLC, a Delaware limited liability company, and any successors thereto.

“Conflict of Interest” means (i) any matter that the Board believes may involve a conflict of interest that is not otherwise addressed by the Company’s conflicts of interest policy, or (ii) any transaction that is deemed to be a Principal Transaction.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Expenses and Liabilities” has the meaning assigned to such term in Section 5.6.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

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“Indemnified Person” means (a) any Person who is or was a Board Member or officer of the Company, if any, (b) the Board, together with its officers, directors, members and managers, (c) any Person who is or was serving at the request of the Company or the Board as an officer, director, member, manager, partner, fiduciary or trustee of another Person (including any Subsidiary); provided, that a Person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services, and (d) any Person the Board designates as an “Indemnified Person” for purposes of this Agreement.

“Independent Representative” means an independent representative appointed by the Board to review and approve certain transactions involving a Conflict of Interest in order to protect the interests of the Company and the Members.

“Initial Date” shall mean the date of the first closing of the Initial Offering of the Company.

“Initial Member” means LODE (Switzerland) AG.

“Initial Offering” shall mean the first issuance and sale for cash of Common Shares of the Company to any Person other than an Affiliate of the Company pursuant to (i) a public offering registered under the Securities Act or (ii) a private offering or offering qualified, as applicable, in accordance with Rule 144A, Regulation A, Regulation D or Regulation S of the Securities Act.

“Liquidator” means one or more Persons selected by the Board to perform the functions described in Section 7.2 as liquidating trustee of the Company, as applicable, within the meaning of the Delaware Act.

“Member” means each member of the Company, including, unless the context otherwise requires, the Initial Members until the Initial Date, each Substitute Member and each Additional Member.

“Merger Agreement” has the meaning assigned to such term in Section 9.1.

“Non-Transfer Event” shall mean any event or other changes in circumstances other than a purported Transfer, including, without limitation, any change in the value of any Shares.

“Offering” means an offering of securities under Regulation A under the Securities Act of 1933 qualified by the Securities and Exchange Commission.

“Offering Document” means, with respect to any class or series of Shares, the prospectus, offering circular, offering memorandum, private placement memorandum or other offering document related to the initial offering of such Shares, approved by the Board, including any Offering Statement.

“Offering Statement” means the most recent offering statement on Form 1-A to be filed by the Company with the Commission and the most recent offering circular to be filed pursuant to Rule 253(g) of the Securities Act pursuant to which the Company is qualified for sale of its Common Shares under Regulation A of the Securities Act, as such offering statement may be amended or supplemented from time to time, or such other offering statements that the Company may qualify or register under the Securities Act from time to time.

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“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Company or any of its Affiliates) acceptable to the Board.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

“Plan of Conversion” has the meaning assigned to such term in Section 9.1.

“Preferred Shares” means a class of Shares of the Company that entitles the Record Holders thereof to a preference or priority over the Record Holders of any other class of Shares of the Company in (i) the right to share profits or losses or items thereof, (ii) the right to share in distributions, or (iii) rights upon termination or liquidation of the Company (including in connection with the dissolution or liquidation of the Company). Preferred Shares shall not include Common Shares.

“Principal Transaction” means any transaction between any Board or any of their respective Affiliates, on the one hand, and the Company or one of its Subsidiaries, on the other hand.

“Record Date” means the date established by the Board, in its discretion, for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or entitled to exercise rights in respect of any lawful action of Members or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” or “holder” means with respect to any Shares, the Person in whose name such Shares are registered on the books of the Company (or on the books of any Transfer Agent, if applicable) as of the opening of business on a particular Business Day.

“Reserves” means the funds set aside and held by the Company or any subsidiary in amounts determined by the Board, to cover the payment of all current or future expenses, liabilities and obligations of the Company or any of its subsidiaries (whether for expense items, capital expenditures, improvements, retirement of indebtedness, operations, or otherwise, and including any fees payable by the Company under this Agreement) and contingencies, known or unknown, liquidated or unliquidated, including liabilities that may be incurred in litigation and Expenses and Liabilities pursuant to the indemnification provisions of this Agreement.

“Roll-Up Transaction” has the meaning assigned to such term in Section 9.6(a).

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

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“Share” means a share of the Company issued by the Company that evidences a Member’s rights, powers and duties with respect to the Company pursuant to this Agreement and the Delaware Act. Shares may be Common Shares or Preferred Shares, and may be issued in different classes or series.

“Share Designation” has the meaning assigned to such term in Section 3.2(a).

“Subsidiary” means, with respect to any Person or the Company, as of any date of determination, any other Person as to which such Person or the Company owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such Person.

“Substitute Member” means a Person who is admitted as a Member of the Company as a result of a transfer of Shares to such Person.

“Surviving Business Entity” has the meaning assigned to such term in Section 9.2(a)(ii).

“Transfer” means, with respect to a Share, a transaction by which the Record Holder of a Share assigns such Share to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any Transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage. The terms “Transferee,” “Transferor,” “Transferring,” “Transferred” shall have the correlative meanings.

“Transfer Agent” means, with respect to any class of Shares, such bank, trust company or other Person (including the Company or one of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for such class of Shares; provided that if no Transfer Agent is specifically designated for such class of Shares, the Company shall act in such capacity. “U.S. GAAP” means United States generally accepted accounting principles consistently applied.

Section 1.2. Construction.

Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.

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ARTICLE II. ORGANIZATION

Section 2.1. Formation.

Effective August 6, 2020, the Initial Member formed a limited liability company under the name LODE Payments International LLC on the terms and conditions in this Operating Agreement and pursuant to Chapter 18 of the Delaware Act. The Company shall be managed by its Board, with the Board acting in the capacity of a manager under Chapter 18 of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Delaware Act. All Shares shall constitute personal property of the owner thereof for all purposes and a Member has no interest in specific Company property.

Section 2.2. Name.

The name of the Company shall be LODE Payments International LLC. The words “Limited Liability Company”, “LLC”, or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The business of the Company may be conducted under any other name or names, as determined by the Board. The Board may change the name of the Company at any time and from time to time and shall notify Members of such change in the next regular communication to the Members.

Section 2.3. Registered Office; Registered Agent; Principal Office; Other Offices.

Unless and until changed by the Board, the address of the registered office of the Company in the State of Delaware is 16192 Coastal Highway, Lewes, Delaware 19958 and the name of the registered agent at that address is Harvard Business Services. The principal office of the Company shall be located at 1007 North Orange Street, 4th Floor, #28, Wilmington, Delaware 19801 or such other place as the Board may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board determines to be necessary or appropriate.

Section 2.4. Purposes.

The Company is organized for the purpose of (i) establishing, developing, operating and managing asset-based mediums of exchange and payment systems and related activities and (ii) engaging in any and all other activities necessary, appropriate, advisable or incidental to and in connection with any of the foregoing.

Section 2.5. Qualification in Other Jurisdictions.

The Board may cause the Company to be qualified or registered in any jurisdiction in which the Company transacts business and shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration.

Section 2.6. Powers.

The Company shall be empowered to do any and all acts and things necessary and appropriate for the furtherance and accomplishment of the purposes described in Section 2.4.

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Section 2.7. Power of Attorney.

Each Member hereby constitutes and appoints the Board and, if a Liquidator shall have been selected pursuant to Section 7.2, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his or her true and lawful agent and attorney-in-fact, with full power and authority in his or her name, place and stead, to:

(a)                execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

(i)                  all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof) that the Board (or the Liquidator) determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property;

(ii)                all certificates, documents and other instruments that the Board or the Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement;

(iii)              all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Board (or the Liquidator) determines to be necessary or appropriate to reflect the dissolution, liquidation and/or termination of the Company pursuant to the terms of this Agreement;

(iv)              all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or in connection with other events described in, Section 9.6 or Article III, Article IV or Article V;

(v)                all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class of Shares issued pursuant to Section 3.2; and

(vi)              all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Company pursuant to Article IX.

(vii)            execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Board (or the Liquidator) determines to be necessary or appropriate to (i) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement or (ii) effectuate the terms or intent of this Agreement; provided, that when required by Section 8.2 or any other provision of this Agreement that establishes a percentage of the Members or of the Members of any class or series, if any, required to take any action, the Board (or the Liquidator) may exercise the power of attorney made in this Section 2.7(b) only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members of such class or series, as applicable. Nothing contained in this Section 2.7 shall be construed as authorizing the Board (or the Liquidator) to amend, change or modify this Agreement except in accordance with Article VIII or as may be otherwise expressly provided for in this Agreement.

The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member and the Transfer of all or any portion of such Member’s Shares and shall extend to such Member’s heirs, successors, assigns and personal representatives. Each such Member hereby agrees to be bound by any representation made by the Board (or the Liquidator) acting in good faith pursuant to such power of attorney; and each such Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Board (or the Liquidator) taken in good faith under such power of attorney in accordance with this Section 2.7. Each Member shall execute and deliver to the Board (or the Liquidator) within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the Board (or the Liquidator) determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

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Section 2.8. Term.

The term of the Company commenced on the day on which the Certificate of Formation was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware Act. The term of the Company shall be perpetual, unless and until it is dissolved or terminated in accordance with the provisions of Article VII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

Section 2.9. Certificate of Formation.

The Certificate of Formation has been filed with the Secretary of State of the State of Delaware as required by the Delaware Act, such filing being hereby confirmed, ratified and approved in all respects. The Board shall use all reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property. To the extent that the Board determines such action to be necessary or appropriate, the Board shall direct the appropriate officers to file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property, and any such officer so directed shall be an “authorized person” of the Company within the meaning of the Delaware Act for purposes of filing any such certificate with the Secretary of State of the State of Delaware. The Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Member.

Section 2.10. Board.

(a)                The Initial Board. The Board shall be comprised initially of four individuals, who shall initially be Ian Richard Toews, Sandra Wright, Matthew Taub and Habibullah Ebrahim Akudi. Each initial Board Member shall hold office until his or her successor is appointed or until his or her earlier resignation or removal in accordance with this Section. The initial Board shall have all of the powers and authorities accorded to the Board under the terms of this Agreement, including pursuant to Section 5.2 hereof.

(b)               Duties of Board Members. To the fullest extent permitted by law, the Board Members shall not be liable to the Company or to any Member for breach of fiduciary duty, provided however that this Section 2.10(b) shall not eliminate or limit the liability of the Board Member for acts or omissions constituting fraud, intentional misconduct or gross negligence.

(c)                Number, Tenure and Qualifications. Subject to Section 2.10(a), the composition of the Board shall consist, at all times of at least two Board Members. The number of Board Members may be changed exclusively pursuant to a resolution adopted by the Board, but shall consist of an equal number of Board Members. Board Members need not be residents of the State of Delaware or Members.

(d)               Appointment of Board Members. The Board shall be entitled to appoint the Board Members comprising the Board. Any Board Member may be removed from office, with or without cause, by the Board or may resign at any time upon notice of such resignation to the Company and the Board; and, in each case, a new Board Member will be appointed by the Board.

(e)               Meetings. The Board shall meet no less than annually. Meetings shall be held at such time and place as determined by the Board or the Board. Notice of any meeting of the Board shall be mailed to each Board Member at his or her business or residence not later than three days before the day on which such meeting is to be held or shall be sent to either of such places by telegraph, express courier service (including, without limitation, Federal Express) or facsimile (directed to the facsimile number to which the Board Member has consented to receive notice) or other electronic transmission (including, but not limited to, an e-mail address at which the Board Member has consented to receive notice), or be communicated to each Board Member personally or by telephone, not later than one day before such day of meeting. A meeting may be held at any time without notice if all the Board Member are present or if those not present waive notice of the meeting, either before or after such meeting. Unless otherwise determined by the Board, the Board shall act as Secretary at all regular meetings of the Board.

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(f)                 Action Without Meeting. Any action required or permitted to be taken at any meeting by the Board may be taken without a meeting if a consent thereto is signed by all Board Members, provided that such consent thereto in writing or by electronic transmission is provided by all of the Board Members and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board; provided, however, that such electronic transmission or transmissions must either set forth or be submitted with information from which it can be determined that the electronic transmission or transmissions were authorized by each Board Member. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

(g)                Conference Telephone Meetings. Board Members may participate in a meeting of the Board by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

(h)               Quorum. At all meetings of the Board, a majority of the then total number of Board Members shall constitute a quorum for the transaction of business. The act of a majority of the Board Members present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, a majority of the Board Members present thereat may adjourn the meeting without further notice other than announcement at the meeting. The Board Members present at a duly organized meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Board Members to leave less than a quorum.

(i)                  Officers. Each Board Member shall be an officer of the Company. The Board may appoint such other Officers and agents as the Board may from time to time deem necessary or advisable, which Officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Any Officer other than a Board Member may be removed at any time, with or without cause, by the Board. The Board Members, when acting as Officers consistent with this Agreement, and any other Officers, to the extent of their powers vested in them by the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business, and the actions of any Officer taken in accordance with such powers shall bind the Company. Each officer shall be subject to a service contract which shall include appropriate non-competition and non-solicitation, as well as assignment of intellectual property and include appropriate non-disclosure and confidentiality requirements.

(j)                 Insurance. The Company shall make its best efforts to obtain directors and officers insurance and “key man” insurance within 180 days of the Initial Date.

ARTICLE III. MEMBERS AND SHARES

Section 3.1. Members.

(a)                A Person shall be admitted as a Member and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires any Share and becomes the Record Holder of such Share in accordance with the provisions of Article III and Article IV hereof. A Person may become a Record Holder without the consent or approval of any of the Members. Other than the Initial Members, a Person may not become a Member without acquiring a Share.

(b)               The name and mailing address of each Member shall be listed on the books and records of the Company maintained for such purpose by the Company (or the Transfer Agent, if any). The Board shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).

(c)                Except as otherwise provided in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

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(d)               Unless otherwise provided herein, Members may not be expelled from or removed as Members of the Company. Members shall not have any right to resign from the Company; provided, that when a Transferee of a Member’s Shares becomes a Record Holder of such Shares, such Transferring Member shall cease to be a Member of the Company with respect to the Shares so Transferred.

(e)               Except to the extent expressly provided in this Agreement (including any Share Designation): (i) no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution or termination of the Company may be considered as such by law and then only to the extent provided for in this Agreement; (ii) no Member holding any class or series, if any, of any Shares of the Company shall have priority over any other Member holding the same class or series of Shares either as to the return of Capital Contributions or as to distributions; (iii) no interest shall be paid by the Company on Capital Contributions; and (iv) no Member, in its capacity as such, shall participate in the operation or management of the business of the Company, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company by reason of being a Member.

(f)                 Except as may be otherwise agreed between the Company, on the one hand, and a Member, on the other hand, any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any Member.

(g)                For the avoidance of doubt, a Board Member is not a Member of the Company by virtue of its position as “Board Member” of the Company. The Board Members will not be entitled to vote generally on matters submitted to the Members, and will not have any distribution, conversion or liquidation rights by virtue of their status as Board Members.

Section 3.2. Authorization to Issue Shares.

(a)                The Company may issue Shares, and options, rights, warrants and appreciation rights relating to Shares, for any Company purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Board shall determine, all without the approval of any Members, notwithstanding any provision of Section 8.1 or Section 8.2. Each Share shall have the rights and be governed by the provisions set forth in this Agreement and, with respect to additional Shares of the Company that may be issued by the Company in one or more classes or series, with such designations, preferences, rights, powers and duties (which may be junior to, equivalent to, or senior or superior to, any existing classes or series of Shares of the Company), as shall be fixed by the Board and reflected in a written action or actions approved by the Board (each, a “Share Designation”). Except to the extent expressly provided in this Agreement (including any Share Designation), no Shares shall entitle any Member to any preemptive, preferential or similar rights with respect to the issuance of Shares. No more than 77 million shares may be issued without the unanimous approval of the Board.

(b)               A Share Designation (or any resolution of the Board amending any Share Designation) shall be effective when a duly executed original of the same is delivered to the Board for inclusion among the permanent records of the Company, and shall be annexed to, and constitute part of, this Agreement. Unless otherwise provided in the applicable Share Designation, the Board may at any time increase or decrease the amount of Shares of any class or series, but not below the number of Shares of such class or series then outstanding.

(c)                Unless otherwise provided in the applicable Share Designation, if any, the Company is authorized to issue an unlimited number of Common Shares and an unlimited number of Preferred Shares. All Shares issued pursuant to, and in accordance with the requirements of, this Article III shall be validly issued Shares in the Company, except to the extent otherwise provided in the Delaware Act or this Agreement (including any Share Designation).

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(d)               The Board may, with the approval of the Board, but without the consent or approval of any Members, amend this Agreement and make any filings under the Delaware Act or otherwise to the extent the Board determines that such amendments are necessary or desirable to effectuate any issuance of Shares pursuant to this Article III, including, without limitation, an amendment of Section 3.2(c).

(e)               As of the date of this Agreement, no Shares have been issued.

Section 3.3. Certificates.

(a)                Upon the issuance of Shares by the Company to any Person, the Company may, but shall not be obligated to, issue one or more Certificates in the name of such Person evidencing the number of such Shares being so issued. Certificates shall be executed on behalf of the Company by the Board. No Certificate representing Shares shall be valid for any purpose until it has been countersigned by the Transfer Agent, if any. Any or all of the signatures required on the Certificate may be by facsimile or other electronic communication. If the Board or Transfer Agent who shall have signed or whose facsimile or other electronic signature shall have been placed upon any such Certificate shall have ceased to be the Board or Transfer Agent before such Certificate is issued by the Company, such Certificate may nevertheless be issued by the Company with the same effect as if such Person were the Board or Transfer Agent at the date of issue. Certificates for each class of Shares shall be consecutively numbered and shall be entered on the books and records of the Company as they are issued and shall exhibit the holder’s name and number and type of Shares.

(b)               If any mutilated Certificate is surrendered to the Transfer Agent, if any, or to the Company, the Board on behalf of the Company shall execute, and the Transfer Agent, if any, shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and class or series of Shares as the Certificate so surrendered. The Board on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate: (i) makes proof by affidavit, in form and substance satisfactory to the Company, that a previously issued Certificate has been lost, destroyed or stolen; (ii) requests the issuance of a new Certificate before the Company has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (iii) if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may direct to indemnify the Company and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and (iv) satisfies any other reasonable requirements imposed by the Company. If a Member fails to notify the Company within a reasonable time after he or she has notice of the loss, destruction or theft of a Certificate, and a Transfer of the Shares represented by the Certificate is registered before the Company or the Transfer Agent receives such notification, the Member shall be precluded from making any claim against the Company or the Transfer Agent for such Transfer or for a new Certificate. As a condition to the issuance of any new Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 3.4. Record Holders.

The Company shall be entitled to recognize the Record Holder as the owner of a Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation or guideline. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Shares, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Shares.

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Section 3.5. Registration and Transfer of Shares.

Subject to the restrictions on transfer and ownership limitations contained below:

(a)                The Company shall keep or cause to be kept on behalf of the Company a register that will provide for the registration and Transfer of Shares. Unless otherwise provided in any Share Designation, a Transfer Agent may, in the discretion of the Board or as otherwise required by the Exchange Act, be appointed registrar and transfer agent for the purpose of registering Common Shares and Transfers of such Common Shares as herein provided. Upon surrender of a Certificate for registration of Transfer of any Shares evidenced by a Certificate, the Board shall execute and deliver, and in the case of Common Shares, the Transfer Agent, if any, shall countersign and deliver, in the name of the holder or the designated Transferee or Transferees, as required pursuant to the Record Holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Shares as were evidenced by the Certificate so surrendered; provided, that a Transferor shall provide the address, facsimile number and email address for each such Transferee as contemplated by Section 11.1.

(b)               The Company shall not recognize any Transfer of Shares until the Certificates evidencing such Shares, if any, are surrendered for registration of Transfer. No charge shall be imposed by the Company for such Transfer; provided, that as a condition to the issuance of any new Certificate, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c)                In the event that the Shares are not evidenced by a Certificate, the Company shall not recognize any Transfer of Shares until it has received written documentation that the Board, in its sole discretion, determines is sufficient to evidence the Transfer of such Shares.

(d)               By acceptance of the Transfer of any Share in accordance with the terms of this Agreement, each Transferee of a Share (including any nominee holder or an agent or representative acquiring such Shares for the account of another Person) (i) shall be admitted to the Company as a Substitute Member with respect to the Shares so Transferred to such Transferee when any such Transfer or admission is reflected in the books and records of the Company, (ii) shall be deemed to be bound by the terms of this Agreement, (iii) shall become the Record Holder of the Shares so Transferred, (iv) grants powers of attorney to the Board and any Liquidator of the Company, as specified herein, and (v) makes the consents and waivers contained in this Agreement. The Transfer of any Shares and the admission of any new Member shall not constitute an amendment to this Agreement.

Section 3.6. Splits and Combinations.

(a)                Subject to Section 3.2 and Article IV, and unless otherwise provided in any Share Designation, the Company may make a pro rata distribution of Shares of any class or series of Shares to all Record Holders of such class or series of Shares, or may effect a subdivision or combination of Shares of any class or series of Shares, in each case, on an equal per-Share basis and so long as, after any such event, any amounts calculated on a per-Share basis or stated as a number of Shares are proportionately adjusted.

(b)               Whenever such a distribution, subdivision or combination of Shares is declared by the Board, the Board shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The Board also may cause a firm of independent public accountants selected by it to calculate the number of Shares to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Board shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c)                Promptly following any such distribution, subdivision or combination, the Company may issue Certificates to the Record Holders of Shares as of the applicable Record Date representing the new number of Shares held by such Record Holders, or the Board may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Shares outstanding, the Company shall require, as a condition to the delivery to a Record Holder of such new Certificate, if any, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

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Section 3.7. Withdrawing Initial Member.

Upon the Initial Date, the Initial Member shall be automatically withdrawn as Initial Member of the Company and the Board shall issue Common Shares to the Initial Member.

Section 3.8. Agreements.

The rights of all Members and the terms of all Shares are subject to the provisions of this Agreement (including any Share Designation).

ARTICLE IV. DISTRIBUTIONS and redemption

Section 4.1. Distributions to Record Holders.

(a)                Subject to the applicable provisions of the Delaware Act and except as otherwise provided herein, the Board may, at any time and from time to time, declare, make and pay distributions of cash or other assets of the Company to the Members. Subject to the terms of any Share Designation (including, without limitation, the preferential rights, if any, of holders of any other class of Shares of the Company) and of Article 12, distributions shall be paid to the holders of Common Shares on an equal per-Share basis as of the Record Date selected by the Board.  Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to any Member on account of its interest in the Company if such distribution would violate the Delaware Act or other applicable law.

(b)               Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to any holder of Common Shares on account of its interest in the Company if such distribution would violate the Delaware Act or other applicable law.

(c)                Notwithstanding Section 4.2(a), in the event of the termination and liquidation of the Company, all distributions shall be made in accordance with, and subject to the terms and conditions of, Section 7.3(a).

(d)               Each distribution in respect of any Shares of the Company shall be paid by the Company, directly or through its Transfer Agent, if any, or through any other Person or agent, only to the Record Holder of such Shares as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 4.2. Distributions in Kind.

Subject to the terms of any Share Designation or to the preferential rights, if any, of holders of any other class of Shares, the Company may declare and pay distributions to holders of Shares that consist of (1) Common Shares and/or (2) other securities or assets held by the Company or any of its subsidiaries.

Section 4.3. Valuations of In-Kind Distributions.

In the case of distributions of Common Shares, the value of the Common Shares included in such distribution will be calculated based on the Market Price per Share at the time of the distribution payment date. In the case of distributions of other securities of the Company, the value of such securities included in such distribution will be determined by the Board in good faith.

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Section 4.4. Payment of Taxes.

If any person exchanging a certificate representing Common Shares wants the Company to issue a certificate in a different name than the registered name on the old certificate, or if any person wants the Company to change the name of the Record Holder for a Share or Shares, that person must pay any Transfer or other taxes required by reason of the issuance of the certificate in another name, or by reason of the change to the Company register, or establish, to the satisfaction of the Company or its agent, that the tax has been paid or is not applicable.

Section 4.5. Absence of Certain Other Rights.

Other than pursuant to the terms of any Share Designation, holders of Common Shares shall have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any securities of the Company and no preferential rights to distributions.

ARTICLE V. MANAGEMENT AND OPERATION OF THE COMPANY

Section 5.1. Management of the Company.

Subject to the provisions of Section 2.4 and unless otherwise stated herein, the business and affairs of the Company shall be managed by or under the direction of the Board.

Section 5.2. Powers.

Subject to the terms and conditions of this Agreement, the Board has the power and authority, on behalf of the Company, to take any action of any kind not inconsistent with the provisions of this Agreement and to do anything and everything it deems necessary or appropriate to carry on the business and purposes of the Company, including, without limitation:

(a)                to manage and direct the business affairs of the Company, to do any and all acts on behalf of the Company and to exercise all rights of the Company in respect of the Company’s interest in any other Person, corporation, partnership, limited liability company or other entity, including, without limitation, the voting of securities, exercise of redemption rights, participation in arrangements with creditors, the institution, defense and settlement or compromise of suits and administrative proceedings and other like or similar matters;

(b)                to acquire, own, lease, sublease, manage, hold, deal in, control or dispose of any interests or rights in real or personal property;

(c)                to hire employees, consultants, attorneys, accountants, appraisers and other advisers for the Company;

(d)                to open, trade and otherwise conduct accounts with brokers and dealers;

(e)                to open, maintain and close bank accounts and draw checks or other orders for the payment of funds;

(f)                 to borrow money or obtain credit from banks, lending institutions or any other Person;

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(g)                to assume obligations, incur liabilities, lend money or otherwise use the credit of the Company;

(h)                to direct the formulation of investment policies and strategies for, and perform all other acts on behalf of, the Company and any entities for which the Company acts as general partner, adviser, manager, managing member, or in other similar capacities;

(i)                 to organize one or more corporations or other entities to hold record title, as nominee for the Company, to securities, funds or other assets of the Company; and

(j)                 to enter into any contracts it deems necessary or advisable to facilitate the business of the Company.

Section 5.3. General Delegation.

(a)                The Board may delegate to any Board Member all or any of the rights and powers of the Board under Section 5.2 as it deems advisable and may instruct such person to take any action to effectuate the exercise of the Board’s rights and powers. The Board shall have the power to further delegate any or all of the rights and powers delegated to it by the Board or otherwise provided to it under this Agreement to such officers, employees, Affiliates, agents and representatives of the Board or the Company as it may deem appropriate, including, but not limited to, the power to investigate, select, and, on behalf of the Company, engage and conduct business with such persons as the Board deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, lenders, technical Boards, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by the Board necessary or desirable for the performance of any of the services authorized to be performed by such Board hereunder.

(b)               The Board shall constitute a “manager” within the meaning of the Delaware Act. Except as otherwise specifically provided in this Agreement, no Member, by virtue of its status as such, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company.

Section 5.4. Term and Removal of the Board of Managers.

(a)                The Board will serve as Board of managers for an indefinite term, but the Board may be removed by the Company, or may choose to withdraw as Board, under certain circumstances. In the event of the removal or withdrawal of the Board, the Board will cooperate with the Company and take all reasonable steps to assist in making an orderly transition of the management function.

(b)               The Board may assign its rights under this Agreement in its entirety or delegate certain of its duties under this Agreement to any of its Affiliates, without the approval of the Members so long as such Board remains liable for any such Affiliate’s performance, and if such assignment or delegation does not require the Company’s approval under the Investment Advisers Act or the Investment Company Act. Each Board may withdraw as the Company’s Board if the Company becomes required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event. The Board may withdraw as the Company’s Board if it becomes required to register as an investment adviser under the Investment Advisers Act, with such withdrawal deemed to occur immediately before such event. The Board other than the withdrawing or removed Board shall determine whether any succeeding Board possesses sufficient qualifications to perform the management function.

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(c)                The Members shall have the power to remove any Board Member with 30 days prior written notice for “cause” upon the affirmative vote or consent of the holders of two-thirds (2/3) of the then issued and outstanding Common Shares. If the Board Member is removed for “cause” pursuant to this Section 5.5(c), the Board shall have the power to elect a replacement Board Member, in each case with the affirmative vote or consent of the holders of a majority of the then issued and outstanding Common Shares. For purposes of this Section 5.5(c), “cause” is defined as:

(i)                  the Board Member’s continued breach of any material provision of this Agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if the Board Member, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

(ii)                the commencement of any proceeding relating to the bankruptcy or insolvency of the Board Member, including an order for relief in an involuntary bankruptcy case or the Board Member authorizing or filing a voluntary bankruptcy petition;

(iii)              the Board Member committing fraud against the Company, misappropriating or embezzling its funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under this Agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of the Board Member or one of its Affiliates and the Board Member (or such Affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of the Board Member’s actual knowledge of its commission or omission, then the Board Member may not be removed; or

(iv)              the dissolution of the Board Member, if not an individual.

(d)               Unsatisfactory financial performance of the Company does not constitute “cause” under this Agreement.

Section 5.5. Determinations by the Board.

Except as may otherwise be required by law or this Agreement, the determination as to any matters related to the business or operations of the Company made in good faith by, or pursuant to the direction of, the Board or any Board Member consistent with this Agreement, shall be final and conclusive and shall be binding upon the Company and every holder of Shares.

Section 5.6. Exculpation, Indemnification, Advances and Insurance.

(a)                Subject to other applicable provisions of this Agreement, to the fullest extent permitted by applicable law, the Indemnified Persons shall not be liable to the Company, any Subsidiary of the Company, any officer of the Company or a Subsidiary, or any Member or any holder of any equity interest in any Subsidiary of the Company, for any acts or omissions by any of the Indemnified Persons arising from the exercise of their rights or performance of their duties and obligations in connection with the Company, this Agreement or any investment made or held by the Company, including with respect to any acts or omissions made while serving at the request of the Company as an officer, director, manager, member, partner, fiduciary or trustee of another Person or any employee benefit plan. The Indemnified Persons shall be indemnified by the Company to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and counsel fees and disbursements on a solicitor and client basis) (collectively, “Expenses and Liabilities”) arising from the performance of any of their duties or obligations in connection with their service to the Company or this Agreement, or any investment made or held by the Company, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such Person may hereafter be made party by reason of being or having been a manager of the Company under Delaware law, a Board Member, director, manager or officer of the Company or any Subsidiary of the Company, or an officer, director, manager, member, partner, Partnership Representative, fiduciary or trustee of another Person or any employee benefit plan at the request of the Company. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnified Person, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any Subsidiary of the Company (including any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and the Board (and its officers) are hereby authorized and empowered, on behalf of the Company, to enter into one or more indemnity agreements consistent with the provisions of this Section 5.7 in favor of any Indemnified Person having or potentially having liability for any such indebtedness. It is the intention of this Section 5.7(a) that the Company indemnify each Indemnified Person to the fullest extent permitted by law.

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(b)               The provisions of this Agreement, to the extent they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, including Section 5.8, are agreed by each Member to modify such duties and liabilities of the Indemnified Person to the extent permitted by law.

(c)                Any indemnification under this Section 5.7 (unless ordered by a court) shall be made by the Company regardless of whether the Board determines in the specific case that indemnification of the Indemnified Person is not proper in the circumstances because such person has not met the applicable standard of conduct set forth in Section 2.10 or Section 5.7(a), provided, however, that Company shall not be obligated to make any payment to an Indemnified Person if such indemnity payments are finally determined by a court of competent jurisdiction in a final judgment, not subject to appeal, to be unlawful or that the Indemnified Person has not met the applicable standards of conduct set forth in Section 2.10 or Section 5.7(a). In such case, such Indemnified Person shall, within 30 days, repay any amounts received pursuant to Section 5.7(a) and shall thereafter, not be entitled to indemnification pursuant thereto.

(d)               The Company may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for a determination by such court that indemnification of the Indemnified Person is not proper in the circumstances because such Indemnified Person has not met the applicable standards of conduct set forth in Section 5.7(a) or Section 2.10. Notice of any application pursuant to this Section 5.7(d) shall be given to the Indemnified Person promptly upon the filing of such application. If successful, in whole or in part, the Company shall also be entitled to be paid the expense of prosecuting such application.

(e)               To the fullest extent permitted by law, expenses including defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company as authorized in this Section 5.7.

(f)                 The indemnification and advancement of expenses provided by or granted pursuant to this Section 5.7 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Agreement, or any other agreement, determination of the Board, vote of Members or otherwise, and shall continue as to an Indemnified Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Person unless otherwise provided in a written agreement with such Indemnified Person or in the writing pursuant to which such Indemnified Person is indemnified, it being the policy of the Company that indemnification of the persons specified in Section 5.7(a) shall be made to the fullest extent permitted by law. The provisions of this Section 5.7 shall not be deemed to preclude the indemnification of any person who is not specified in Section 5.7(a) but whom the Company has the power or obligation to indemnify under the provisions of the Delaware Act.

(g)                The Company may, but shall not be obligated to, purchase and maintain insurance on behalf of any Person entitled to indemnification under this Section 5.7 against any liability asserted against such Person and incurred by such Person in any capacity to which they are entitled to indemnification hereunder, or arising out of such Person’s status as such, whether or not the Company would have the power or the obligation to indemnify such Person against such liability under the provisions of this Section 5.7.

(h)               The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 5.7 shall, unless otherwise provided when authorized or ratified, shall inure to the benefit of the heirs, executors and administrators of any person entitled to indemnification under this Section 5.7.

(i)                  The Company may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company and to the employees and agents of any Company Subsidiary or Affiliate similar to those conferred in this Section 5.7 to Indemnified Persons.

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(j)                 If this Section 5.7 or any portion of this Section 5.7 shall be invalidated on any ground by a court of competent jurisdiction the Company shall nevertheless indemnify each Indemnified Person as to expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Company, to the full extent permitted by any applicable portion of this Section 5.7 that shall not have been invalidated.

(k)                Each of the Indemnified Persons may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such Person on behalf of the Company in furtherance of the interests of the Company in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such Person will be fully protected for such acts and omissions; provided that such legal counsel or accountants were selected with reasonable care by or on behalf of the Company.

(l)                  An Indemnified Person shall not be denied indemnification in whole or in part under this Section 5.7 because the Indemnified Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(m)             Any liabilities which an Indemnified Person incurs as a result of acting on behalf of the Company (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities indemnifiable under this Section 5.7, to the maximum extent permitted by law.

(n)               The directors, Boards and officers of the Board shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and on such information, opinions, reports or statements presented to the Company by any of the officers or employees of the Company or any Board or by any other Person as to matters the director, Board or officer of a Board reasonably believes are within such other Person’s professional or expert competence.

(o)               Any amendment, modification or repeal of this Section 5.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of or other rights of any Indemnified Person under this Section 5.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted and provided such Person became an Indemnified Person hereunder prior to such amendment, modification or repeal.

Section 5.7. Standards of Conduct and Modification of Duties of the Board.

(a)                The Board and Board Members shall have the right to exercise any of the powers granted to each of them by this Agreement and perform any of the duties imposed upon them hereunder either directly or by or through its duly authorized officers, and no Board Member shall be responsible for the misconduct or negligence on the part of any such officer duly appointed or duly authorized by such Board in good faith.

(b)               The Board Members shall cooperate with one another and devote such time to the Company as may be reasonably required to conduct its business and affairs in the best interests of the Company and all its Members.

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(c)                Notwithstanding anything to the contrary herein or under any applicable law, including, without limitation, Section 18-1101(c) of the Delaware Act, the Board, in exercising its rights hereunder in its capacity as Board of the Company, shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company or any Members, and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby, under the Delaware Act or under any other applicable law or in equity. To the maximum extent permitted by applicable law, neither the Board or any Board Member shall have any duty (including any fiduciary duty) to the Company, the Members or any other Person, including any fiduciary duty associated with self-dealing or corporate opportunities, all of which are hereby expressly waived; provided that this Section 5.8 shall not in any way reduce or otherwise limit the specific obligations of the Board expressly provided in this Agreement or in any other agreement with the Company and such other obligations, if any, as are required by applicable laws. Notwithstanding the foregoing, nothing contained in this Section 5.8 or elsewhere in this Agreement shall constitute a waiver by any Member of any of its legal rights under applicable U.S. federal securities laws or any other laws whose applicability is not permitted to be contractually waived.

Section 5.8. Outside Activities.

It shall be deemed not to be a breach of any duty (including any fiduciary duty) or any other obligation of any type whatsoever of any Board Member, the Board or its respective directors, Boards and officers or Affiliates or its directors, Boards and officers (other than any express obligation contained in any agreement to which such Person and the Company or any Subsidiary of the Company are parties) to engage in outside business interests and activities in preference to or to the exclusion of the Company or in direct competition with the Company; provided such Board Member, Board or such director, Board, officer or Affiliate does not engage in such business or activity as a result of or using confidential information provided by or on behalf of the Company to such Board or such director, Board, officer or Affiliate. None of the Board Members, the Board nor their respective directors, Boards and officers shall have any obligation hereunder or as a result of any duty expressed or implied by law to present business opportunities to the Company that may become available to Board Members, the Board, Affiliates of the Board or their respective directors, Boards and officers.

Section 5.9. Reliance by Third Parties.

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that a Board and any officer authorized by such Board or the Board to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with such Board or any officer as if it were the Company’s sole party in interest, both legally and beneficially. Each Member hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of any Board or any officer in connection with any such dealing. In no event shall any Person dealing with a Board or any of its officers or representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of such Board or any officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by a Board or any officer or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

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Section 5.10. Certain Conflicts of Interest.

Except as may be provided herein or as otherwise addressed by the Company’s conflicts of interest policies, the Company may not engage in any transaction involving a Conflict of Interest without first submitting such transaction to the Independent Representative for approval to determine whether such transaction is fair and reasonable to the Company and the Members; provided, however, that the Company may not purchase investments from either Board or its respective Affiliates without a determination by the Independent Representative that such transaction is fair and reasonable to the Company and at a price to the Company that is not materially greater than the cost of the asset to such Board or its Affiliate, as applicable. The resolution of any Conflict of Interest approved by the Independent Representative shall be conclusively deemed to be fair and reasonable to the Company and the Members and not a breach of any duty hereunder at law, in equity or otherwise. Notwithstanding the above, to the extent required by applicable law, any transaction involving certain Conflicts of Interest shall be subject to review and approval by the Independent Representative.

ARTICLE VI. RECORDS, ACCOUNTING, REPORTS, TAX MATTERS

Section 6.1. Records and Accounting.

The Board shall keep or cause to be kept at the principal offices of Company, appropriate books and records with respect to the business of the Company, including all books and records necessary to provide to the Members any information required to be provided pursuant to this Agreement. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Members, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

Section 6.2. Fiscal Year.

The fiscal year of the Company for tax and financial reporting purposes shall be a calendar year ending December 31.

Section 6.3. Reports.

The Board shall cause the Company to prepare an annual report and deliver it to Members within 120 days after the end of each fiscal year. Such requirement may be satisfied by the Company through any annual reports otherwise required to be publicly filed by the Company pursuant to applicable securities laws.

Section 6.4. Income Tax Status.

It is the intent of this Company and the Members that this Company shall be treated as a partnership for U.S., federal, state and local income tax purposes. Neither the Company nor any Member shall make an election for the Company to be classified as other than a partnership pursuant to Treasury Regulations Section 301.7701-3.

Section 6.5. Tax Matters Representative.

(a)                Appointment; Removal. The Members hereby appoint the Initial Member as the "partnership representative" as provided in Code Section 6223(a) (the "Tax Matters Representative"). The Tax Matters Representative may resign at any time. The Tax Matters Representative may be removed at any time by a vote of Members holding a majority of the Company’s Shares. In the event of the resignation or removal of the Tax Matters Representative, Members holding a majority of the Shares shall select a replacement Tax Matters Representative.

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(b)               Tax Examinations and Audits. The Tax Matters Representative is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by any federal, state, local or foreign taxing authority (a “Taxing Authority”), including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. The Tax Matters Representative shall have sole authority to act on behalf of the Company in any such examinations and any resulting administrative or judicial proceedings, and shall have sole discretion to determine whether the Company (either on its own behalf or on behalf of the Members) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any Taxing Authority.

(c)                US Federal Tax Proceedings. To the extent permitted by applicable law and regulations, the Tax Matters Representative shall cause the Company to annually elect out of the partnership audit procedures set forth in Subchapter C of Chapter 63 of the Code as amended by the BBA (the "Revised Partnership Audit Rules") pursuant to Code Section 6221(b). For any year in which applicable law and regulations do not permit the Company to elect out of the Revised Partnership Audit Rules, then within 45 days of any notice of final partnership adjustment, the Tax Matters Representative shall cause the Company to elect the alternative procedure under Code Section 6226, and furnish to the Internal Revenue Service and each Member during the year or years to which the notice of final partnership adjustment relates a statement of the Member's share of any adjustment set forth in the notice of final partnership adjustment.

(d)               Tax Returns and Tax Deficiencies. Each Member agrees that such Member shall not treat any Company item inconsistently on such Member's federal, state, foreign or other income tax return with the treatment of the item on the Company's return. Any deficiency for taxes imposed on any Member (including penalties, additions to tax or interest imposed with respect to such taxes and taxes imposed pursuant to Code Section 6226) will be paid by such Member and if required to be paid (and actually paid) by the Company, will be recoverable from such Member.

(e)               Section 754 Election. The Tax Matters Representative will make an election under Code Section 754 if requested in writing by another Member.

(f)                 Indemnification. The Company shall defend, indemnify, and hold harmless the Tax Matters Representative against any and all liabilities sustained as a result of any act or decision concerning Company tax matters and within the scope of the Tax Matters Representative's responsibilities, so long as such act or decision was done or made in good faith and does not constitute gross negligence or willful misconduct.

Section 6.6. Tax Returns.

At the expense of the Company, the Board (or any officer that the Board may designate pursuant to Section 5.3) shall endeavor to cause the preparation and timely filing (including extensions) of all tax returns required to be filed by the Company pursuant to the Code as well as all other required tax returns in each jurisdiction in which the Company owns property or does business. As soon as reasonably possible after the end of each Fiscal Year, the Board or designated officer will cause to be delivered to each Person who was a Member at any time during such Fiscal Year, IRS Schedule K-1 to Form 1065 and such other information with respect to the Company as may be necessary for the preparation of such Person's federal, state and local income tax returns for such Fiscal Year.

Section 6.7. Company Funds.

All funds of the Company shall be deposited in its name, or in such name as may be designated by the Board, in such checking, savings or other accounts, or held in its name in the form of such other investments as shall be designated by the Board. The funds of the Company shall not be commingled with the funds of any other Person. All withdrawals of such deposits or liquidations of such investments by the Company shall be made exclusively upon the signature or signatures of such officer or officers as the Board may designate.

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ARTICLE VII. DISSOLUTION, TERMINATION AND LIQUIDATION

Section 7.1. Dissolution and Termination.

The Company shall not be dissolved by the admission of Substitute Members or Additional Members. The Company shall dissolve, and its affairs shall be wound up, upon:

(a)                an election to dissolve the Company by the Board (or, if the Board has been removed for “cause” pursuant to Section 5.2, an election to dissolve the Company by an affirmative vote of the holders of not less than a majority of the Common Shares then outstanding entitled to vote thereon);

(b)               the sale, exchange or other disposition of all or substantially all of the assets and properties of the Company;

(c)                the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act; or

(d)               at any time that there are no members of the Company, unless the business of the Company is continued in accordance with the Delaware Act.

Section 7.2. Liquidator.

(a)                Upon dissolution of the Company, the Board shall select one or more Persons to act as Liquidator, which may be a Board.

(b)               In the case of a dissolution of the Company, (i) the Liquidator (if other than a Board) shall be entitled to receive such compensation for its services as may be separately approved by the affirmative vote of the holders of not less than a majority of the Common Shares then outstanding entitled to vote on such liquidation; (ii) the Liquidator (if other than a Board) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal separately approved by the affirmative vote of the holders of not less than a majority of the Common Shares then outstanding entitled to vote on such liquidation; (iii) upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be separately approved by the affirmative vote of the holders of not less than a majority of the Common Shares then outstanding entitled to vote on such liquidation. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article VII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board and the Board and their respective officers under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

(c)                In the case of a termination of the Company, other than in connection with a dissolution of the Company, the Board shall act as Liquidator.

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Section 7.3. Liquidation of the Company.

(a)                In connection with the liquidation of the Company, the Liquidator shall proceed to wind up the affairs of the Company, unless the business of the Company is continued pursuant to written agreement of the majority of the holders of Common Shares. The Liquidator shall sell or otherwise liquidate all of the Company’s assets as promptly as practicable and shall apply the proceeds of such sale and the remaining Company assets in the following order of priority:

(i)                  Payment of creditors in satisfaction of liabilities of the Company, other than liabilities for dividends to holders of Shares;

(ii)                To establish any Reserves that the Liquidator deems reasonably necessary for contingent or unforeseen obligations of the Company, such Reserves to be held until the expiration of such period as the Liquidator deem advisable;

(iii)              Subject to the terms of any Share Designation or to the preferential rights, if any, of holders of any other class of Shares, thereafter to the holders of Common Shares on an equal per-Share basis.

Section 7.4. Cancellation of Certificate of Formation.

Upon the completion of the distribution of Company cash and property in connection the dissolution of the Company, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

ARTICLE VIII. AMENDMENTs

Section 8.1. General.

Except as provided in Section 8.2, Section 8.4, or in any Share Designation, if any, this Agreement may be amended from time to time by the Board in its sole discretion; provided, however, that such amendment shall also require the affirmative vote or consent of the Board and the holders of a majority of the then issued and outstanding Common Shares if such amendment (i) affects the Members disproportionately or (ii) materially and adversely affects the rights of the Members. If the Board desires to amend any provision of this Agreement in a manner that would require the vote or consent of Members, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and then (i) call a special meeting of the Members entitled to vote in respect thereof for the consideration of such amendment or (ii) seek the written consent of the Members in accordance with Section 10.6. Amendments to this Agreement may be proposed only by or with the consent of the Board. Such special meeting shall be called and held upon notice in accordance with Article X of this Agreement. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the Board shall deem advisable. At the meeting, a vote of Members entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment shall be effective upon its approval by the affirmative vote of the holders of not less than a majority-in-interest of the Common Shares of the Company then outstanding, voting together as a single class, unless a greater percentage is required under this Agreement or by Delaware law.

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Section 8.2. Super-Majority Amendments.

Notwithstanding Section 8.1, any alteration or amendment to this Section 8.2 or Section 5.2 will require the affirmative vote or consent of the Board and the holders of outstanding Common Shares of the Company representing at least two-thirds of the total votes that may be cast by all such outstanding Common Shares, voting together as a single class.

Section 8.3. Amendments to be Adopted Solely by the Board.

Without in any way limiting Section 8.1, the Board, without the approval of any Member, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect the following (and any such amendment shall not be deemed to either affect the Members disproportionately or materially and adversely affect the rights of the Members):

(a)                a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

(b)               the admission, substitution, withdrawal or removal of Members in accordance with this Agreement;

(c)                a change that, in the sole discretion of the Board:

(i)                  does not adversely affect the Members (including adversely affecting the holders of any particular class or series of Shares as compared to other holders of other classes or series of Shares, if any classes or series are established) in any material respect,

(ii)                to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act),

(iii)              to be necessary, desirable or appropriate to facilitate the trading of the Shares or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which Shares may be listed for trading, compliance with any of which the Board deems to be in the best interests of the Company and the Members,

(iv)              to be necessary or appropriate in connection with action taken by the Board pursuant to Section 3.7, or

(v)                is required to effect the intent expressed in any Offering Document or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(d)               a change in the fiscal year or taxable year of the Company and any other changes that the Board determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Company;

(e)               an amendment that the Board determines, based on the advice of counsel, to be necessary or appropriate to prevent the Company, the Board or their respective officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under ERISA, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

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(f)                 an amendment that the Board determines to be necessary or appropriate in connection with the issuance of any additional Common Shares, the authorization, establishment, creation or issuance of any class or series of Shares and the admission of Additional Members;

(g)                an amendment that the Board determines to be necessary or appropriate to reflect and account for the formation by the Company of, or investment by the Company In, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Company of activities permitted by the terms of Section 2.4;

(h)               an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Article IX;

(i)                  a merger, conversion or conveyance pursuant to Article IX;

(j)                 a Roll-Up Transaction or Public Listing pursuant to Section 9.6 (unless Member approval is required in such situation by law or regulations); and

(k)                any other amendments substantially similar to the foregoing or any other amendment expressly permitted in this Agreement.

Section 8.4. Certain Amendment Requirements.

(a)                Notwithstanding the provisions of Section 8.1 and Section 8.3, no provision of this Agreement that establishes a percentage of outstanding Shares required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the affirmative vote of holders of outstanding Shares whose aggregate outstanding Shares constitute not less than the voting requirement sought to be reduced.

(b)               Notwithstanding the provisions of Section 8.1 and Section 8.3, but subject to Section 8.2, no amendment to this Agreement may (i) enlarge the obligations of any Member without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 8..3(c), (ii) change Section 7.1, (iii) change the term of the Company or, (iv) except as set forth in Section 7.1, give any Person the right to dissolve the Company.

ARTICLE IX. MERGER, CONSOLIDATION OR CONVERSION

Section 9.1. Authority.

The Company may merge or consolidate with one or more limited liability companies or “other business entities” as defined in Section 18-209 of the Delaware Act, or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, in accordance with this Article IX.

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Section 9.2. Procedure for Merger, Consolidation or Conversion.

A merger, consolidation or conversion of the Company pursuant to this Article IX requires the prior approval of the Board.

(a)                If the Board shall determine to consent to the merger or consolidation, the Board shall approve the Merger Agreement, which shall set forth:

(i)                  the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(ii)                the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(iii)              the terms and conditions of the proposed merger or consolidation;

(iv)              the manner and basis of exchanging or converting the rights or securities of, or interests in, each constituent business entity for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity; and if any rights or securities of, or interests in, any constituent business entity are not to be exchanged or converted solely for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity, the cash, property, rights, or securities of or interests in, any limited liability company or other business entity which the holders of such rights, securities or interests are to receive, if any;

(v)                a statement of any changes in the constituent documents or the adoption of new constituent documents (the certificate of formation or limited liability company agreement, articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

(vi)              the effective time of the merger or consolidation, which may be the date of the filing of the certificate of merger or consolidation pursuant to Section 9.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger or consolidation is to be later than the date of the filing of the certificate of merger or consolidation, the effective time shall be fixed no later than the time of the filing of the certificate of merger or consolidation or the time stated therein); and

(vii)            such other provisions with respect to the proposed merger or consolidation that the Board determines to be necessary or appropriate.

(b)               If the Board shall determine to consent to the conversion, the Board may approve and adopt a Plan of Conversion containing such terms and conditions that the Board determines to be necessary or appropriate.

(c)                The Members hereby acknowledge and agree that they shall have no right or opportunity to approve a merger, consolidation, conversion, sale of substantially all assets or other significant transaction involving the Company authorized and approved by the Board, unless required by applicable laws or regulations.

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Section 9.3. No Dissenters’ Rights of Appraisal.

Members are not entitled to dissenters’ rights of appraisal in the event of a merger, consolidation or conversion pursuant to this Article IX, a sale of all or substantially all of the assets of all the Company or the Company’s Subsidiaries, or any other similar transaction or event.

Section 9.4. Certificate of Merger or Conversion.

Upon the required approval by the Board of a Merger Agreement or a Plan of Conversion, as the case may be, a certificate of merger or certificate of conversion, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

Section 9.5. Effect of Merger.

At the effective time of the certificate of merger:

(a)                all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity to the extent they were of each constituent business entity.

(b)               the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(c)                all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(d)               all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

Section 9.6. Roll-Up Transaction or Public Listing.

The Board may at any time in its discretion cause the Company to:

(a)                enter into a transaction or series of related transactions designed to cause all or a portion of the Company’s assets and properties to be sold, transferred or contributed to, or convert the Company into, one or more alternative vehicles, through consolidation(s), merger(s) or other similar transaction(s) with other companies, some of which may be managed by a Board or its Affiliates (a “Roll-Up Transaction”); or

(b)               list the Company’s Shares (or securities issued in connection with any Roll-Up Transaction vehicle) on a national securities exchange.

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In connection with a Roll-Up Transaction, Members may receive from the Roll-Up Transaction vehicle cash, stock, securities or other interests or assets of such vehicle, on such terms as the Board deems fair and reasonable; provided, however, that the Board shall be required to obtain approval of Members holding a majority of the outstanding Common Shares if required by applicable laws or regulations. Any cash, stock, securities or other interests or assets received by the Company in a Roll-Up Transaction may be distributed to the Members in liquidation of their interests in the Company.

ARTICLE X. MEMBERS’ VOTING POWERS AND MEETING

Section 10.1. Voting.

Common Shares shall entitle the Record Holders thereof to one vote per Share on any and all matters submitted to the consent or approval of Members generally. Except as otherwise provided in this Agreement or as otherwise required by law, the affirmative vote of the holders of not less than a majority of the Common Shares then outstanding shall be required for all such other matters as the Board, in its sole discretion, determines shall require the approval of the holders of the outstanding Common Shares.

Section 10.2. Voting Powers.

The holders of outstanding Shares shall have the power to vote only with respect to such matters, if any, as may be required by this Agreement or the requirements of applicable regulatory agencies, if any. Outstanding Shares may be voted in person or by proxy. A proxy with respect to outstanding Shares, held in the name of two or more Persons, shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Company receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Member shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

Section 10.3. Meetings.

No annual or regular meeting of Members is required. Special meetings of Members may be called by the Board from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Members as herein provided or upon any other matter deemed by the Board to be necessary or desirable. Written notice of any meeting of Members shall be given or caused to be given by the Board in any form and at any time before the meeting as the Board deems appropriate. Any Member may prospectively or retroactively waive the receipt of notice of a meeting.

Section 10.4. Record Dates.

For the purpose of determining the Members who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any distribution, or for the purpose of any other action, the Board may from time to time close the transfer books for such period, not exceeding thirty (30) days (except at or in connection with the dissolution of the Company), as the Board may determine; or without closing the transfer books the Board may fix a date and time not more than ninety (90) days prior to the date of any meeting of Members or other action as the date and time of record for the determination of Members entitled to vote at such meeting or any adjournment thereof or to be treated as Members of record for purposes of such other action, and any Member who was a Member at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Member of record for purposes of such other action, even though he or she has since that date and time disposed of his or her Shares, and no Member becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Member of record for purposes of such other action.

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Section 10.5. Quorum and Required Vote.

The holders of a majority of the Shares entitled to vote on any matter shall be a quorum for the transaction of business at a Members’ meeting, but twenty-five percent (25%) shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting without the necessity of further notice. A majority of the Shares entitled to vote on any matter voted at a meeting at which a quorum is present shall decide any matters presented at the meeting, except when a different vote is required or permitted by any express provision of this Agreement.

Section 10.6. Action by Written Consent.

Any action taken by Members may be taken without a meeting if Members entitled to cast a sufficient number of votes to approve the matter as required by statute or this Agreement, as the case may be consent to the action in writing. Such written consents shall be filed with the records of the meetings of Members. Such consent shall be treated for all purposes as a vote taken at a meeting of Members and shall bind all Members and their successors or assigns.

Section 10.7. Classes and Series.

The references in this Article X to meetings, quorum, voting and actions by written consent (and any related matters) of Members shall be understood to apply separately to individual classes or series of Members where the context requires.

ARTICLE XI. GENERAL PROVISIONS

Section 11.1. Addresses and Notices.

Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail, electronic mail or by other means of written communication to the Member at the address described below. Any notice, payment or report to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Shares at his or her address (including email address) as shown on the records of the Company (or the Transfer Agent, if any), regardless of any claim of any Person who may have an interest in such Shares by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 11.1 executed by the Company, the Transfer Agent (if any) or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Company (or the Transfer Agent, if any) is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, or is returned by the email server with a message indicating that the email server is unable to deliver the email, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing or emailing (until such time as such Record Holder or another Person notifies the Company (or the Transfer Agent, if any) of a change in his or her address (including email address)) if they are available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, payment or report to the other Members. Any notice to the Company shall be deemed given if received by the Board at the principal office of the Company designated pursuant to Section 2.3 or at the Company’s principal email address for Member communications, info@lode.one. The Board and its officers may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

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Section 11.2. Further Action.

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 11.3. Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 11.4. Integration.

This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 11.5. Creditors.

None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 11.6. Waiver.

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 11.7. Counterparts.

This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Share, upon the execution of the subscription documents of such Share, and the acceptance of such subscription by the Board.

Section 11.8. Applicable Law.

This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflict of laws. Each Member irrevocably submits to the non-exclusive jurisdiction and venue of any Delaware state court or U.S. federal court sitting in Wilmington, Delaware in any action arising out of this Agreement and (ii) consents to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

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Section 11.9. Invalidity of Provisions.

If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 11.10. Consent of Members.

Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

Section 11.11. Facsimile and Electronic Signatures.

The use of facsimile or other electronic signatures affixed in the name and on behalf of the Transfer Agent, if any, on certificates or other documents (if uncertificated) representing Shares is expressly permitted by this Agreement.

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IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

LODE PAYMENTS INTERNATIONAL LLC

By: /s/ Ian Toews____________________
Name: Ian Toews
Title: Chairman of LODE (Switzerland) AG

INITIAL MEMBER

LODE (SWITZERLAND) AG

By: /s/ Ian Toews____________________
Name: Ian Toews
Title: Chairman of LODE (Switzerland) AG

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